CST Brands Announces Purchase Program for Common Units of CrossAmerica Partners LP

SAN ANTONIO, TX September 21, 2015 - CST Brands, Inc. (NYSE: CST) (“CST Brands”) announced today that the independent executive committee of its board of directors has approved a purchase program authorizing CST Brands and its subsidiaries to purchase up to an aggregate of $50 million of common units representing limited partner interests in CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the “Partnership”).
“The CrossAmerica unit price presents an attractive investment yield and this plan reinforces CST’s continued support of CrossAmerica and is in recognition of the strength of the Partnership’s long term business strategies,” said Kim Lubel, Chairman and CEO of CST Brands.
CST Brands owns and controls the general partner of the Partnership. Under the program, purchases may be made in amounts, at prices and at such times as CST Brands or its subsidiaries deem appropriate, all subject to market conditions and other considerations. The purchases may be made in the open market in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in privately negotiated transactions, pursuant to a trading plan under Rule 10b5-1 of the Exchange Act or otherwise. Any purchases will be funded from available cash on hand. Such purchases will be made in such quantities, at such prices, in such manner and on such terms and conditions at management’s discretion, based on factors such as market and business conditions, applicable legal requirements and other factors. The common unit purchase program does not require CST Brands to acquire any specific number of CrossAmerica common units and may be modified, suspended, extended or terminated by CST Brands at any time without prior notice. The purchases will not be made from any officer, director or control person of CST Brands or CrossAmerica.
CST Brands does not intend for common unit purchases under the program to cause CrossAmerica’s common units to be delisted from the NYSE or cause the common units of CrossAmerica Partners LP to be deregistered with the Securities and Exchange Commission.
As of September 18, 2015, the Partnership had 33,144,683 total units outstanding (includes both common and subordinated units). CST Brands is the beneficial owner of 5,284,308 common units of CrossAmerica Partners LP, representing a 15.9% ownership interest in the outstanding limited partner interests of CrossAmerica Partners LP.
About CST Brands, Inc.
CST Brands, Inc. (NYSE: CST), a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs over 14,000 Team Members at approximately 1,900 locations throughout the Southwestern United States, New York and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell fuel and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. CST also owns the general partner of CrossAmerica Partners LP, a wholesale distributor of fuels, which distributes fuel to over 1,100 locations across 23 states. For more information about CST, please visit www.cstbrands.com.

Contacts
CST Brands, Inc.
Investors:
Randy Palmer, 210-692-2160
or
Media:
Lisa Koenig, 210-692-2659
or
The DeBerry Group
Melissa Ludwig or Trish DeBerry, 210-223-2772

Forward-Looking Statements
This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements of CST Brands, which may include, but are not limited to, statements regarding CST Brands’ or CrossAmerica Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as "outlook," "intends," "plans," "estimates," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "anticipates," "foresees," or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that CST Brands expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon CST Brands’ current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond each of the company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by CST Brands on its website or otherwise. CST Brands does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although CST Brands does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the company cannot guarantee the accuracy of such statements. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the CST Brands’ or CrossAmerica Partners’ Forms 10-K or 10-Q filed with the Securities and Exchange Commission as well as in CST Brands’ or CrossAmerica Partners’ other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.